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                                                            Rule 424(b)(3)
                                       Registration Statement No. 33-62649

Pricing Supplement No. 108
Dated February 12, 1997

(To Prospectus dated June 14, 1996 and
Prospectus Supplement dated February 10, 1997)


                  INTERNATIONAL LEASE FINANCE CORPORATION

                              $910,580,000
                        Medium-Term Notes, Series H

Principal Amount: $10,000,000

Issue Price: $10,000,000

CUSIP: 45974VRP5

Settlement Date:        February 18, 1997

Stated Maturity (date): March 1, 2000

Interest Rate: 6.20%

Overdue Rate (if any): Not applicable

Redeemable by the Company on or after: Not applicable

Repayable at the option of the holder on: Not applicable

Optional Reset Dates: Not applicable

Extension Periods: Not applicable

Final Maturity: Not applicable

Repurchase Price (for Original Issue Discount Notes): Not applicable

Type of Note (check one):
      Book-Entry Note  _X___
      Certificated Note____

Other Provisions: